Exhibit 3.9

POGOTEC, INC.

AMENDMENT NO. 1 TO THE

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT (the “Amendment No. 1”) is made as of January 4, 2017, by and between PogoTec, Inc., a Delaware corporation (the “Company”), and the undersigned, together constituting at least a minimum number of parties necessary to amend that certain Series B Preferred Stock Purchase Agreement dated August 24, 2016 (the “Purchase Agreement”), by and between the Company and the persons and entities listed on the Schedule of Investors (each an “Investor” and collectively, as the “Investors”) attached thereto as Exhibit A. Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Purchase Agreement.

RECITALS

WHEREAS, the parties hereto desire to amend the definition of Subsequent Closing Period under to the Purchase Agreement; and

WHEREAS, the parties hereto desire to amend the Purchase Agreement to provide each Investor a warrant to purchase additional shares of Series B Preferred equal to ten percent (10%) of the number of shares of Series B Preferred purchased by such Investor under the Purchase Agreement.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend the Purchase Agreement as follows:

1. Section 1.3(c) of the Purchase Agreement is hereby amended in its entirety to read as follows:

“(c) “Conversion Shares” means the shares of Common Stock of the Company reserved for issuance upon conversion of the Shares and the Warrant Shares.

2. Section 1.3(p) of the Purchase Agreement is hereby amended in its entirety to read as follows:

“(p) “Subsequent Closing Period” means any time between the Initial Closing Date and 180 days after the Initial Closing Date, or such later date as is approved by the Board, in its sole discretion.”

3. The following new subsections are hereby added to Section 1.3 of the Purchase Agreement:

“(q) “Warrant” means with respect to each Investor, a warrant to purchase additional shares of Series B Preferred equal to ten percent (10%) of the number of shares of Series B Preferred purchased by an Investor under this Agreement.

(r) “Warrant Shares” means the shares of Series B Preferred issuable upon exercise of the Warrants.”

4. Section 2.2 of the Purchase Agreement is hereby amended in its entirety to read as follows:

“2.2 Delivery.  At each Closing, or promptly thereafter, the Company will deliver to each Investor in such Closing a certificate registered in such Investor’s name representing the number of Shares that such Investor is purchasing in such Closing and a corresponding Warrant against payment of the aggregate Purchase Price therefor as set forth in the column designated “Purchase Price” opposite such Investor’s name on the Schedule of Investors, by (a) check payable to the Company, (b) wire transfer in accordance with the Company’s instructions, or (c)  any combination of the foregoing. Notwithstanding the foregoing, it is agreed that with respect to Closings on or before January 4, 2017, any associated Warrants will first be delivered promptly following January 4, 2017. ”

5. The parties agree that the representations and warranties contained in Sections 3 and 4 of the Purchase Agreement with respect to the Shares and/or Conversion Shares will apply to the Warrants and the Warrant Shares, as is appropriate (e.g. representations with respect to the Shares and the Conversion Shares will instead be representations with respect to the Shares, Conversion Shares, Warrant and Warrant Shares).

6. Except as so amended by this Amendment No. 1, the Purchase Agreement is not amended or modified in any way.

7. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed and delivered as of the date and year first written above.

POGOTEC, INC.,
a Delaware corporation

/s/ Ronald D. Blum
Ronald D. Blum
President and CEO

(PogoTec, Inc. Amendment No. 1 to the Series B Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed and delivered as of the date and year first written above.

INVESTOR:

Benjamin H. Griswold, IV
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/s/ Benjamin H. Griswold, IV
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

(PogoTec, Inc. Amendment No. 1 to the Series B Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed and delivered as of the date and year first written above.

INVESTOR:

Guan Chong
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/s/ Guan Chong
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

(PogoTec, Inc. Amendment No. 1 to the Series B Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed and delivered as of the date and year first written above.

INVESTOR:

Richard Gordon Faux
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/s/ Richard Gordon Faux
(Signature)

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(Print title of signatory, if signing for an entity)

(PogoTec, Inc. Amendment No. 1 to the Series B Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed and delivered as of the date and year first written above.

INVESTOR:

Chamberlain & Steward Associates, Ltd.
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/s/ Lawrence Bukzin
(Signature)

Lawrence Bukzin
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Vice President
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(PogoTec, Inc. Amendment No. 1 to the Series B Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed and delivered as of the date and year first written above.

INVESTOR:

Chamberlain & Steward Profit Sharing Plan & Trust DTD 6/17/85 FBO Norman H. Volk
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/s/ Lawrence Bukzin
(Signature)

Lawrence Bukzin
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Trustee and Administrator
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(PogoTec, Inc. Amendment No. 1 to the Series B Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed and delivered as of the date and year first written above.

INVESTOR:

Chamberlin & Steward Profit Sharing Plan & Trust DTD 6/17/85 FBO Lawrence Bukzin
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/s/ Lawrence Bukzin
(Signature)

Lawrence Bukzin
(Print name of signatory, if signing for an entity)

Trustee and Administrator
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(PogoTec, Inc. Amendment No. 1 to the Series B Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed and delivered as of the date and year first written above.

INVESTOR:

Steve Schmidt
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/s/ Steve Schmidt
(Signature)

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(Print title of signatory, if signing for an entity)

(PogoTec, Inc. Amendment No. 1 to the Series B Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed and delivered as of the date and year first written above.

INVESTOR:

John M. Pino, O.D., Ph.D.
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/s/ John M. Pino, O.D., Ph.D.
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

(PogoTec, Inc. Amendment No. 1 to the Series B Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed and delivered as of the date and year first written above.

INVESTOR:

Jeffrey W. Jones, OD
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/s/ Jeffrey W. Jones, OD
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

(PogoTec, Inc. Amendment No. 1 to the Series B Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed and delivered as of the date and year first written above.

INVESTOR:

Richard M. Soll
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/s/ Richard M. Soll
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

(PogoTec, Inc. Amendment No. 1 to the Series B Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed and delivered as of the date and year first written above.

INVESTOR:

Daniel J. Ross
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/s/ Daniel J. Ross
(Signature)

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(Print title of signatory, if signing for an entity)

(PogoTec, Inc. Amendment No. 1 to the Series B Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed and delivered as of the date and year first written above.

INVESTOR:

Sir Crispin Davis
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/s/ Sir Crispin Davis
(Signature)

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(PogoTec, Inc. Amendment No. 1 to the Series B Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed and delivered as of the date and year first written above.

INVESTOR:

Fly High Eyes, LLC
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/s/ Brendan Sheil
(Signature)

Brendan Sheil
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Authorized representative
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(PogoTec, Inc. Amendment No. 1 to the Series B Preferred Stock Purchase Agreement)